                                                                   EXHIBIT 10.17
                                                                   -------------


                              SEVERANCE AGREEMENT
                              -------------------


          THIS SEVERANCE AGREEMENT (this "Agreement") is entered into this 11th day of March, 1998, effective as of January 1, 1998 by and between MARQUETTE MEDICAL SYSTEMS, INC., a Wisconsin corporation (the "Company"), and TIMOTHY C. MICKELSON, an individual residing at 4414 River Willow Court, Mequon, Wisconsin 53092 ("Mickelson"); and

          WHEREAS, Mickelson has been a Director and executive officer of the Company and by virtue of such position has extensive knowledge, contacts and experience relating to the Company's product line, marketing plans and strategies, customer base and financial affairs; and

          WHEREAS, Mickelson has ended his employment with the Company effective December 31, 1997 and has submitted his resignation from all offices in the Company and as a Director thereof and the Company wishes to induce Mickelson to refrain from competing or aiding others in competing with the Company during 1998;

          NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

15. In consideration of Mickelson's covenants hereinafter contained, the Company agrees to pay to Mickelson, severance payments in the amount of Twenty-Two Thousand Nine Hundred Seventeen ($22,917.00) Dollars per month payable no less often than monthly during the one-year period ending December 31, 1998 (the "Payment Period") while this Agreement remains in effect.

16. Notwithstanding the foregoing, the severance payments otherwise payable under Section 1 shall be reduced by the amount of any compensation earned or received by Mickelson as an officer or employee of any other company during the Payment Period. Mickelson agrees to notify the Company of all such amounts earned or received during the Payment Period and, at the request of the Company, to provide the Company with a copy of his Federal and state income tax returns for 1998, within thirty (30) days after they are filed.

17. Mickelson agrees that if, during the Payment Period, he becomes employed by or associated as an employee, partner, consultant, investor, member or agent or officer or director with any of the following companies, the Company's obligation to continue to make payments hereunder shall immediately terminate and, to the extent any payments are thereafter made, the Company shall have the right to recover any such payments made following such affiliation, to-wit:

          Hewlett Packard                     Datex
          Space Labs                          Siemens
          Nihon Cohden                        Fukuda
                                              Protocol

          Quinton Instruments                 Physio Control

18. In addition to the amounts payable pursuant to Section 1, the Company agrees to pay to Mickelson, within 20 days following the execution of this Agreement, the sum of Fifty-One Thousand Six Hundred Forty-Five ($51,645) Dollars, less applicable withholding, representing Mickelson's pro rated incentive bonus for the year ending April 30, 1998.

19. Mickelson's rights to exercise his stock options under Option Agreement Nos. 82, 88, 89, 117 and 184, to and only to the extent vested as of December 31, 1997, anything therein contained to the contrary notwithstanding, may be exercised by Mickelson (or in the event of Mickelson's death, by Mickelson's successor in interest) on or before January 1, 2000.

20. The Company agrees to maintain Mickelson's insurance coverage under its health and dental insurance plan through December 31, 1998, at no cost to Mickelson, and to permit Mickelson to exercise his COBRA rights as of that date.

21. The Company agrees to reimburse Mickelson for out-placement services incurred by Mickelson during 1998, to a maximum of $23,000.

22. Mickelson shall have the right to exercise his conversion rights under his group term life insurance policy in accordance with the terms of that policy.

23. Mickelson hereby confirms his prior resignation from all offices and directorships held by him in the Company.

24. Except for Mickelson's claims hereunder and his rights to accrued benefits under the Company's Profit Sharing-401(k) Plan or Deferred Compensation Plan, Mickelson releases and forever discharges the Company from and against any and all claims that he now has against the Company by reason of any cause, matter, thing, occurrence or event whatsoever prior to the effective date of this Agreement. Mickelson specifically agrees that any claims of discrimination on the basis of age pursuant to the Age Discrimination Act of 1967, as amended, which he shall or may have against the Company or connected in any way with his employment with the Company, are hereby waived. Mickelson acknowledges that he has been advised to consult with legal counsel before signing this Agreement and has done so or has had the opportunity to do so and has had twenty-one (21) days from the date of this Agreement within which to consider it. Mickelson may, within seven (7) calendar days following the date of execution of this Agreement, cancel and terminate this Agreement by giving written notice of cancellation and termination to the Company and by returning any payments that have been made to him pursuant to the provisions of Sections 1 or 4 since the date of execution of this Agreement.

25. All notices hereunder shall be given in writing by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed to the parties at the following respective addresses, or at such other address as may from time to time be designated by either party to the other hereunder in accordance with this Section 11:

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

          To Mickelson:

               Timothy C. Mickelson
               4414 River Willow Court
               Mequon, Wisconsin 53092

          To the Company:

               Marquette Medical Systems, Inc.
               8200 Tower Avenue
               Milwaukee, Wisconsin 53203

               Attention: Chairman of the Board

               All such notices and communications hereunder shall be effective and deemed given, if mailed, on and as of the date of receipt, as evidenced by the acknowledgment of receipt issued with respect thereto by the applicable postal authorities and, if delivered by hand, on and as of the date of receipt, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been addressed, as applicable.

26. In case any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

27. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Wisconsin, without giving effect to principles of conflict of law thereunder.

28. This Agreement shall not be assignable, in whole or in part, by either party without the prior written consent of the other party and any attempted assignment without such prior written consent shall be void.

29. This Agreement may not be amended, terminated or superseded except by an agreement in writing between the Company and Mickelson.

30. This Agreement and the provisions thereof shall be binding upon and inure to the benefit of, in the case of Mickelson, his heirs, beneficiaries, personal representatives, executors, successors and permitted assigns, and, in the case of the Company, its respective successors and permitted assigns.

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

31. This Agreement may be executed in any number of duplicate counterparts, each of which shall be deemed an original hereof but all of which together shall constitute one and the same document.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.


                              MARQUETTE MEDICAL SYSTEMS, INC.


               BY:____________________________
                    CHAIRMAN OF THE BOARD


                  ____________________________
                      TIMOTHY C. MICKELSON

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